UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  November 4, 2004


                           SOUTHWALL TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

        DELAWARE                      0-15930                   94-2551470
(State or other jurisdiction   (Commission File Number)     (I.R.S. Employer
      of incorporation)                                    Identification No.)


                             3975 EAST BAYSHORE ROAD
                          PALO ALTO, CALIFORNIA  94303
                    (Address of principal executive offices)


                                 (650) 962-9111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.   UNREGISTERED  SALES  OF  EQUITY  SECURITIES.

     On November 4, 2004, Needham & Company, Inc., Needham Capital Partners II, L.P., Needham Capital Partners II (Bermuda), L.P., Needham Capital Partners III, L.P., Needham Capital Partners IIIA, L.P., and Needham Capital Partners III (Bermuda), L.P. (collectively, the "NCP Entities") exercised warrants (the "Warrants") to purchase a total of 9,155,383 shares of Southwall Technologies Inc.'s ("Southwall") common stock. In exercising the Warrants, the NCP Entities elected to use a "cashless exercise option" in which a portion of the Warrants were surrendered to Southwall in lieu of paying in cash the exercise price. Prior to the cashless exercise, the warrants were exercisable for 9,254,356 shares of Southwall's common stock. The exercise price was $0.01 per share of common stock. The value of the 98,973 shares of common stock surrendered was based upon the average trading price on November 3, 2004 of Southwall's common stock on the Over-the-Counter Bulletin Board Market.

     The Warrants were originally issued to the NCP Entities pursuant to the Amended and Restated Investment Agreement dated February 20, 2004 by and among Southwall, the NCP Entities and Dolphin Direct Equity Partners, LP. The Warrants and underlying shares of common stock were issued without registration and only to accredited investors in reliance upon Rule 506 of the Securities Act of 1933, as amended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      SOUTHWALL TECHNOLOGIES INC.


                                      By:  /s/ Thomas G. Hood
                                           ---------------------------------
                                           Thomas G. Hood
                                           Chief Executive Officer


Date: November 9, 2004